Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy Announces the Full Reduction of $1.1 Million of Its Series B Preferred Stock Liquidation Preference

HOUSTON, TX / ACCESSWIRE / May 21, 2019 / Camber Energy, Inc. (NYSE American: CEI) (the “Company” or “Camber”), based in Houston, Texas, which as previously announced is working to finalize definitive documents to complete the acquisition of Lineal Star Holdings’ subsidiaries (“Lineal”), www.LinealStar.com, which provide midstream and downstream pipeline integrity services, specialty construction and field services, pursuant to the Company’s previously disclosed non-binding letter of intent, announced that it has entered into an Agreed Conversion Agreement (“Conversion Agreement”) with the holder of its Series B Redeemable Convertible Preferred Stock (“Series B Preferred Stock”).

Pursuant to the Conversion Agreement, the sole holder of the Company’s Series B Preferred Stock agreed to convert such shares of Series B Preferred Stock into 503 shares of the Company’s common stock, pursuant to the stated terms of such Series B Preferred Stock, in consideration for $25,000 in cash.

As a result of the Conversion Agreement, and subsequent to the issuance of the common stock shares due thereunder, which shares the Company plans to issue this week, the Company will have no shares of Series B Preferred Stock issued or outstanding, and an aggregate of $1,100,000 of the liquidation preference of the Series B Preferred Stock will be terminated and released.

One of the reasons for entering into the Conversion Agreement was so that no shares of Series B Preferred Stock would be outstanding upon the closing of the acquisition.

The closing of Camber’s Lineal transaction, which is an all-stock transaction, is subject to customary closing conditions, negotiation of final transaction documents and transaction terms, including structuring the transaction to be on a tax free basis, and other conditions, including, but not limited to the consent of the holder of our Series C Preferred Stock, executing an agreement with Camber’s Series C Preferred Stock holder amending the Series C Preferred Stock to alter the conversion rights thereof, and obtaining the requisite NYSE American approval, which conditions may not be satisfied in a timely manner, if at all. The transaction contemplates the issuance of a new series of convertible preferred stock which will be convertible into 67-70% of the fully diluted common stock of Camber after shareholder approval, as required under the applicable NYSE American rules and requirements. Upon receipt of shareholder approval, it is contemplated that the shareholders of Lineal will have voting control of the Company.

The transaction may not close timely, on the terms set forth in the previously executed Letter of Intent, or at all. The transaction is subject to the conditions above, and the parties contemplate entering into a definitive agreement in connection with the transaction in the next ten days, which agreement and definitive terms associated therewith will be included on a Form 8-K filed by the Company.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Texas Panhandle as well as other basins. For more information, please visit the Company’s website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third party consents; risks relating to funding we may never receive pursuant to the November 2018 Stock Purchase Agreement; risks relating to extensions and approvals provided by the NYSE American; risks related to potential future acquisitions or combinations, including, but not limited to the planned acquisition disclosed above, including, but not limited to the Company’s ability to structure the transaction described above in a tax free manner and the parties’ agreement on mutually acceptable definitive documents and terms, and the risk of not closing such transactions on a timely basis, if at all; and other risks described in Camber’s most recent Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.